Exhibit 10(bx)

                        SETTLEMENT AGREEMENT AND RELEASE


     THIS AGREEMENT is dated as of October 30, 2002 and is made by and between CRAMMER ROAD LLC ("Crammer Road") and NCT GROUP, INC. ("NCT").

                                   BACKGROUND

     WHEREAS, NCT and Crammer Road entered into a Private Equity Credit Agreement dated as of September 27, 2000 (the "2000 Agreement"), under which Crammer Road acquired $500,000 of common stock, par value $.01 per share, of NCT ("Common Stock"); and

     WHEREAS, NCT and Crammer Road entered into a Private Equity Credit Agreement dated as of April 12, 2001 (the "Equity Credit Agreement"), which Crammer Road asserts obligated NCT to put a minimum of $17,000,000 (the "Minimum Commitment Amount") of Common Stock to Crammer Road by means of monthly put notices; and

     WHEREAS, simultaneously with the execution of the Equity Credit Agreement, Crammer Road and NCT entered into a Registration Rights Agreement (the "Equity Registration Rights Agreement"), also dated as of April 12, 2001, which Crammer Road asserts required NCT to file a registration statement with the Securities and Exchange Commission ("SEC") (the "Equity Credit Registration Statement") and to cause such Equity Credit Registration Statement to become effective on or before September 15, 2001; and

     WHEREAS, after execution of the Equity Credit Agreement, NCT did not deliver any put notices to Crammer Road and did not put to Crammer Road $17,000,000 of its Common Stock; and

     WHEREAS, NCT did not, in connection with the Equity Registration Rights Agreement, cause the Equity Credit Registration Statement to be filed or to become effective by September 15, 2001; and

     WHEREAS, pursuant to the terms of an Exchange Agreement dated as of April 12, 2001 (the "Exchange Agreement"), NCT agreed to acquire from Crammer Road 2,000 shares of common stock, without par value ("DMC NY Common Stock"), of DMC New York, Inc. ("DMC NY") having an aggregate value of $2,000,000 in exchange for 13,333,333 shares of Common Stock; and

     WHEREAS, simultaneously with the execution of the Exchange Agreement, NCT and Crammer Road entered into a Registration Rights Agreement, dated as of April 12, 2001 (the "Exchange Registration Rights Agreement"), which required NCT to file a registration statement with the SEC (the "Exchange Registration Statement"); and

     WHEREAS, Crammer Road asserts that, under the Exchange Agreement, NCT was obligated to issue to Crammer Road up to 3,333,334 additional shares of Common Stock if the closing bid price of the Common Stock was less than $0.15 per share for the five business days prior to the day before NCT requested acceleration of the effectiveness of the Exchange Registration Statement (the "Reset Shares"); and

     WHEREAS, pursuant to the terms of the Exchange Agreement, Crammer Road also received two convertible notes: (i) NCT issued to Crammer Road its $1,000,000 convertible note (the "Convertible Note") due December 31, 2001 in exchange for 1,000 shares of DMC NY Common Stock, and (ii) NCT's subsidiary, NCT Video Displays, Inc. ("NCT Video"), entered into a subscription agreement with Crammer Road under which NCT Video issued its $500,000 convertible note due December 31, 2001 (the "$500,000 Note") to Crammer Road in exchange for a $500,000 loan; and

     WHEREAS, after entering into the Exchange Agreement, NCT did not pay the principal or interest described in the Convertible Note and did not issue the Reset Shares; and

     WHEREAS, NCT did not cause the Exchange Registration Statement registering the shares of Common Stock associated with the Exchange Agreement, the Convertible Note, the $500,000 Note or the 2000 Agreement to be filed or to become effective by July 26, 2001; and

     WHEREAS, on April 12, 2001, NCT entered into a related agreement with Crammer Road (the "Additional Agreement") under which NCT agreed to purchase 1,000 shares of DMC NY Common Stock from Crammer Road for $1,000,000 in cash if certain milestones relating to registration, via the Exchange Registration Statement, of the NCT Common Stock described in the Exchange Registration Rights Agreement were not met; and

     WHEREAS, NCT made a cash payment of $100,000 under the Additional Agreement but did not pay the remaining $900,000 described therein;

     WHEREAS, on or about September 9, 2002, Crammer Road filed an action against NCT entitled Crammer Road LLC vs. NCT Group, Inc., Civil Action No. 302CV1590 (the "Action"), United States District Court, District of Connecticut (the "Court"), whereby Crammer Road asserted claims against NCT under the Equity Credit Agreement, Equity Registration Rights Agreement, Exchange Agreement, Exchange Registration Rights Agreement and Additional Agreement (collectively, the "2001 Agreements"); and

     WHEREAS, Crammer Road and NCT desire to resolve, settle and compromise, among other things, the claims that Crammer Road has asserted against NCT, which arise out of or relate to (a) the Equity Credit Registration Statement, (b) the Exchange Registration Statement, (c) the delivery of put notices and puts of Common Stock described above, (d) the issuance of the Reset Shares, (e) the payments under the Convertible Note and (f) the payment of $900,000 under the Additional Agreement (items (a) - (f) hereinafter referred to collectively as the "Claims").

     With this background incorporated herein, the parties hereby agree to the following settlement:

                               TERMS OF SETTLEMENT

     1. SETTLEMENT SHARES. Following entry of an order by the Court in accordance with Paragraph 2 herein and the delivery by Crammer Road to NCT of the Stipulation of Dismissal (as defined below), NCT shall issue and deliver to Crammer Road shares of Common Stock (the "Settlement Shares") as follows:

(a) Forty million (40,000,000) shares of Common Stock shall be issued and delivered by NCT to Crammer Road within ten days after the entry of an Order by the Court in accordance with Paragraph 2 herein and the delivery by Crammer Road to NCT of the Stipulation of Dismissal; and

(b) Twenty-eight million (28,000,000) shares of Common Stock (the "Additional Settlement Shares") shall be issued and delivered by NCT to Crammer Road 65 days after delivery of a written demand by Crammer Road to NCT for the Additional Settlement Shares (which written demand may be made only if, by then, the Order and Stipulation of Dismissal described above have been entered and delivered, respectively).

Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Additional Settlement Shares, together with all other shares of Common Stock then owned by Crammer Road, whether of record or beneficially, should not result in Crammer Road owning more than 9.9% of all such Common Stock as would be outstanding on the date of the notice demanding the Additional Settlement Shares.

     2. FAIRNESS HEARING. Upon the execution hereof, Crammer Road and NCT agree, pursuant to 15 U.S.C.ss.77(a)(10), to immediately submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the "Order").

     3. NECESSARY ACTION. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to complete or perfect the transactions contemplated hereby.

     4. RELEASES. Upon receipt of all of the Settlement Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations and representations arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the "Released Parties"), of and from any and all claims, damages, causes of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to (a) the Claims, (b) registration obligations under the 2000 Agreement (to the extent, if any, that a release therefrom has not already been given) and (c) the 2001 Agreements. Nothing contained herein shall be deemed to negate or affect Crammer Road's right and title to any securities heretofore issued to it by NCT or any subsidiary of NCT.

     5. CONTINUING JURISDICTION. Simultaneously with the execution of this Agreement, the attorneys representing the parties hereto will execute a stipulation of dismissal substantially in the form annexed hereto as Exhibit B (the "Stipulation of Dismissal"). In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

     6. CONDITIONS PRECEDENT. If NCT shall default in delivering the Settlement Shares to Crammer Road as required by Paragraphs 1 and 2 herein, or if the Order shall not have been entered by the Court on or prior to December 31, 2002, then this Agreement shall be null and void, unless extended by written agreement of the parties. Both parties agree to use their best efforts to cooperate with the Court to cause the Order to be timely entered and agree that delays caused due to Court calendars shall not constitute a valid reason to void this Agreement.

     7. INFORMATION. NCT and Crammer Road each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

     8. OWNERSHIP AND AUTHORITY. NCT and Crammer Road represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right or cause of action, relating to any matter which covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

     9. NO ADMISSION. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions in any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

     10. BINDING NATURE. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

     11. AUTHORITY TO BIND. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that is has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement and that counsel has reviewed this Agreement.

     12. SIGNATURES. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties.

     13. CHOICE OF LAW, ETC. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Connecticut, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in the Federal Court sitting in the State of Connecticut.

     14. INCONSISTENCY. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

                                CRAMMER ROAD  LLC


                                By: /s/ NAVIGATOR MANAGEMENT LTD.
                                    -----------------------------
                                    Its DIRECTOR
                                    -------------------------------


                                NCT GROUP, INC.


                                By: CY E. HAMMOND
                                    -------------------------------
                                    Its SENIOR VP & CFO
                                    -------------------------------

                                                                       EXHIBIT A

                          UNITED STATES DISTRICT COURT
                             DISTRICT OF CONNECTICUT

-----------------------------------------------------------

                                                              CIVIL ACTION NO:
CRAMMER ROAD LLC,
                                                              302-CV-1590 (RNC)
                            Plaintiff,

                  - against -
                                                              ____________, 2002
NCT GROUP, INC.,

                           Defendant.

-----------------------------------------------------------


                 ORDER GRANTING APPROVAL OF SETTLEMENT AGREEMENT


     This matter having come on for a hearing on the ____ day of ____________, 2002, to approve the Settlement Agreement and Release entered into as of ______________, 2002 (the "Settlement Agreement") between Plaintiff Crammer Road LLC ("Crammer Road") and Defendant NCT Group, Inc. ("NCT" and, collectively with Crammer Road, the "Parties"), and the Court having held a hearing as to the fairness of the terms and conditions of the Settlement Agreement and being otherwise fully advised in the premises, the Court hereby finds as follows:

     1. The Court has been advised that the Parties intend that the sale of the Settlement Shares (as defined by the Settlement Agreement and, hereinafter, the "Settlement Shares") to and the resale of the Settlement Shares by Crammer Road in the United States, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act of 1933 (the "Securities Act") in reliance upon Section 3(a)(10) of the Securities Act based upon this Court's finding herein that the terms and conditions of the issuance of the Settlement Shares by NCT to Crammer Road are fair to Crammer Road;

     2. The hearing having been scheduled upon the consent of Crammer Road and NCT, Crammer Road has had adequate notice of the hearing and Crammer Road is the only party to whom Settlement Shares will be issued pursuant to the Settlement Agreement;

     3. The terms and conditions of the issuance of the Settlement Shares in exchange for the release of certain claims as set forth in the Settlement Agreement are fair to Crammer Road, the only party to whom the Settlement Shares will be issued;

     4. The fairness hearing was open to Crammer Road. Crammer Road was represented by counsel at the hearing who acknowledged that adequate notice of the hearing was given and consented to the entry of this order.

     It is therefore ORDERED AND ADJUDGED that the Settlement Agreement is hereby approved as fair to the party to whom the Settlement Shares will be issued, within the meaning of Section 3(a)(10) of the Securities Act and that the sale of the Settlement Shares to, and the resale of the Settlement Shares in the United States by, Crammer Road, assuming satisfaction of all other applicable securities laws and regulations, will be exempt from registration under the Securities Act.

         SO ORDERED, this ____ day

         of _________________, 2002.

         _____________________________
         The Honorable _______________

                                                                       EXHIBIT B


                          UNITED STATES DISTRICT COURT
                             DISTRICT OF CONNECTICUT

-----------------------------------------------------------

                                                              CIVIL ACTION NO:
CRAMMER ROAD LLC,
                                                              302-CV-1590 (RNC)
                            Plaintiff,

                  - against -
                                                              ____________, 2002
NCT GROUP, INC.,

                           Defendant.

-----------------------------------------------------------


                            STIPULATION OF DISMISSAL


     IT IS HEREBY STIPULATED AND AGREED, by and between the undersigned, the attorneys of record for all the parties to the above-entitled action, pursuant to the Federal Rules of Civil Procedure, that whereas no party hereto is an infant or incompetent person for whom a committee has been appointed or conservatee and no person not a party has an interest in the subject matter of the action, the above-entitled action be, and the same hereby is, discontinued with prejudice, each party to bear its own costs.

     This Stipulation may be filed without further notice with the Clerk of the Court.

Dated:  _____________, 2002


KERNAN & HENRY, LLP                                 ______________________



By:_________________________________________        By:_________________________
      John K. McDonald                                    _____________________
      P.O. Box 2156                                       _____________________
      Waterbury, CT  06722                                _____________________
      (203) 756-8961

      Attorneys for Plaintiff                            Attorneys for Defendant



                                   SO ORDERED:


                                                     ___________________________
                                                     The Honorable _____________